LGH Consulting, Inc.

                           INDEPENDENT AUDITORS REPORT

BOARD OF DIRECTORS
SADDLEBACK INVESTMENT SERVICES, INC.
dba AMERICAN NATIONAL MORTGAGE
SANTA ANA, CALIFORNIA


     We have audited the accompanying balance sheet of Saddleback Investment Services, Inc., dba American National Mortgage as of January 31, 2003 and the related statements of income, retained earnings, and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted the audit in accordance with Generally Accepted Auditing Standards accepted in the United States of America and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Saddleback Investment Services, Inc., dba American National Mortgage at January 31, 2003, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

     In Accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a report dated May 7, 2003 on our consideration of the Company's internal controls and a report dated May 7, 2003 on its compliance with specific requirements applicable to major HUD programs. Those reports are an integral part of an audit performed in accordance with Government Audit Standards and should be read in conjunction with this report in considering the results of our audit.




                                                       /s/ L. George Hukriede
                                         ------------------------------------
                                                           L. George Hukriede
                                                                Audit Manager
May 5, 2003





            Mailing Address: P.O. Box 818 Westminster, CA 92684-0818





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                        SADDLEBACK INVESTMENT SERVICES, INC.
                          dba AMERICAN NATIONAL MORTGAGE
                                  BALANCE SHEET
                               AS OF JANUARY 31, 2003

                            ASSETS


Current Assets:
   Cash in Bank                                            $   111,501

Other Assets
   Deferred Tax Credit                         $  35,000
   Stock Investment                              900,000
   Security Deposits                                 500
                                               -----------
     Total Other Assets                                        935,500
                                                           -------------
       Total Assets                                        $ 1,047,001
                                                           =============

                   LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
   Payroll Tax Liabilities                     $   6,434
   State Franchise Tax Payable                 $   2,400
   Loan Payable, Stockholders                  $   2,600
                                               -----------
     Total current liabilities                                  11,713

Stockholders' Equity
   Common Stock                                $  10,000
   Preferred Stock                               900,000
   Paid in Capital                               212,636
   Retained Earnings                             (87,069)
                                               -----------
     Total Stockholders' Equity                            $ 1,035,567
                                                           -------------
       Total Liabilities & Stockholders' Equity            $ 1,047,001
                                                           =============




           The accompany accountant's report and notes are an integral part of this statement.







                                          2







                        SADDLEBACK INVESTMENT SERVICES, INC.
                          dba AMERICAN NATIONAL MORTGAGE
                          STATEMENT OF CHANGES IN EQUITY
                     FOR THE FISCAL YEAR ENDED JANUARY 31, 2003


                                                Common    Deferred    Paid In    Retained
                                                Stock      Stocks     Capital    Earnings     Total
                                               --------   --------   ---------   ---------   ---------
Balance October 31, 2002                        10,000    900,000      99,179     (76,763)    932,416
                                               --------   --------   ---------   ---------   ---------
Capital Contribution                                 -          -     113,457           -     113,457

Current Year Profit                                  -          -           -     (10,306)    (10,306)
                                               --------   --------   ---------   ---------   ---------
Balance January 31, 2003                        10,000    900,000     212,636     (87,069)  1,035,567
                                               ========   ========   =========   =========   =========








           The accompany accountant's report and notes are an integral part of this statement.









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                        SADDLEBACK INVESTMENT SERVICES, INC.
                          dba AMERICAN NATIONAL MORTGAGE
                               STATEMENT OF INCOME
                     FOR THE FISCAL YEAR ENDED JANUARY 31, 2003



Commissions                                                  $    17,502

Expenses:
   Appraisals                              $       500
   Bank Charges                                    560
   Commission                                   14,118
   Computer Expense                                254
   Insurance                                     1,000
   Courier Fees                                     44
   Miscellaneous                                 2,192
   Legal                                         3,214
   Office Supplies                                 600
   Licences                                        500
   Rent                                          3,350
   Telephone                                     1,040
   Travel                                        2,636
                                            ------------
         Total Expenses                                           30,008
                                                              ------------
Net Income before Income Taxes                                $  (12,506)

Taxes on Income, Credit                                            2,200
                                                              ------------
Net Income                                                    $  (10,306)
                                                              ============





           The accompany accountant's report and notes are an integral part of this statement.









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                        SADDLEBACK INVESTMENT SERVICES, INC.
                          dba AMERICAN NATIONAL MORTGAGE
                               STATEMENT OF CASH FLOWS
                     FOR THE FISCAL YEAR ENDED JANUARY 31, 2003



Cash Flow from Operating Activities:
   Fees Received                                       $    17,502
   Operating Expense                                       (30,008)
                                                       -------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES             (12,506)

CASH RECEIVED FROM INVESTMENT ACTIVITIES                         0

CASH FLOWS FROM FINANCING ACTIVITIES:
   Contributed Capital                                     113,457
                                                       -------------
     NET CASH USED FROM FINANCING ACTIVITES                113,457

     NET INCREASE (DECREASE) IN CASH                       100,951

     CASH AT BEGINNING OF YEAR (corrected)                  10,550

     CASH AT END OF YEAR                               $   111,501
                                                       =============

Cash Flows From Operating Activities
   Net Income                                          $   (10,306)
   Increase in State Taxes Payable                             800
   Increase in Deferred Tax Credit                          (3,000)
                                                       -------------
     NET CASH PROVIDED BY OPERATIONS'                  $   (12,506)
                                                       =============





           The accompany accountant's report and notes are an integral part of this statement.











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                      SADDLEBACK INVESTMENT SERVICES, INC.
                          dba AMERICAN NATION MARTGAGE
                        NOTES TO THE FINANCIAL STATEMENTS
                                January 31, 2003


ORGANIZATION

Saddleback Investment Services, Inc. (the "Company') was incorporated on November 19, 1992 under the laws of the State of California. The Company operates under a DBA American National Mortgage.


SUMMARY OF ACCOUNTING POLICIES

Licensing and Regulations
The Company is regulated by the California Department of Real Estate and the United States Department of Housing and Urban Development ("HUD"). HUD requires the Company to conform to certain net worth, liquid assets and other conditions and requirements and to follow certain specific regulations issued from time to time by HUD.

Revenues
The Company assists individuals, brokers and other in obtaining long term trust deed (mortgage) financing. During the fiscal year reflected in these statements, revenue is the result of commissions on loans processed by others.

Accounts Receivable
Accounts receivable are fees earned on loans that have funded prior to the audit date and loans that were ready to fund as the audit date and the commissions earned are received after the audit date. There were none as of January 31, 2003.

Furniture and Equipment
Expenditures for repair and maintenance are charged against income as incurred. Betterments and major renewals are capitalized. Depreciation is computed on the straight line method over the useful life of the asset, generally five to seven years. There were no material such items as of January 31, 2003.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the basic financial statements and accompanying notes to the financial statements. Actual results could differ from these estimates.

Contingent Rights
The Company has entered into certain loan repurchase agreements with investors to which they sell mortgage loans. If the borrowers of these loans fail to make payments or irregularities are




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                      SADDLEBACK INVESTMENT SERVICES, INC.
                          dba AMERICAN NATION MARTGAGE
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2002


noted the Company may be required to repurchase these loans. If this were to occur, the Company would be severely impacted- As of the current year end there are no such loans.

Market Risk
The Company is involved in the real estate loan market. The fluctuations of interest rates or other major conditions within the real estate loan market may have a significant effect on the volume and profitability of business of the Company.


COMMITMENTS AND CONTINGENCIES

The Company leases office space for $500 per month with the lease on a monthly basis.

RELATED PARTY TRANSACTIONS
There are no related party transactions except for certain advances/repayment of expenses during the period made to/by the principal stockholders.


STOCK INVESTMENT / SUBSEQUENT EVENTS

As of September 21, 2001, the Company issued to EMB Corporation, a publicly traded corporation, 100,000 shares of Series A preferred stock in exchange for 500,000 shares of preferred stock of EMB Corporation, valued at $2.00 per share.

For financial statement purposes the above transaction was valued at $190,000 at the fiscal year ended October 31, 2001.

On November 12, 2002, the above transaction / agreement was terminated, (reversed). As part of this, on January 31, 2003, the 100,000 shares of preferred stock, valued at $15.00 per share of Saddleback Investment Services, Inc. were issued to Big Equipment Services Inc. (which became Epic Financial Carp) in exchange for 1,000,000 shares of Big Equipment, valued at $1.50. All shares are issued pursuant of the provisions of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission under tile Securities Act of 1933 and are subject to transfer restrictions.

The last trades of Epic were at $1.00 per share. For valuation purposes this was entered in the January 31, 2003, financial statements in the amount of $900,000. This is the $1.00 per share discounted by 10% due to transfer restrictions.




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                      SADDLEBACK INVESTMENT SERVICES, INC.
                          dba AMERICAN NATION MARTGAGE
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2002


INCOME TAXES

The Company files its federal and state income tax return on a cash basis. The result of this method may result in a different in the income tax currently payable and the amount accrued on the financial statements. The provision for income taxes details the amounts currently payable and the amount deferred based on the current federal and state rates for a California corporation. Deferred income taxes are recorded to reflect the tax consequence of the uses of cash on future years for the differences between the tax basis of the assets and the liabilities and their financial reporting amounts at each year end.

Current Tax Credit             Federal                   $ 3,000
                                                      -------------

Current Tax Expense            Federal                   $     0
                               California                    800
                                                      -------------
                                  Total Current          $   800
                                                      =============

Deferred Tax Credit            Federal                  $ 26,250
                               California                  8,750
                                                      -------------
                                  Total Deferred        $ 35,000
                                                      =============

The Company has incurred losses in prior years. These losses may reduce the income tax effect in future years. The total unused losses to be carried forward to future years is $87,000.

















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